EXHIBIT 3.1 169745278.8 BYLAWS OF (a Delaware corporation) Amended and Restated as of February 13, 2025

TABLE OF CONTENTS

		Page
ARTICLE I	OFFICES	1
ARTICLE II	MEETINGS OF STOCKHOLDERS	1
ARTICLE III	DIRECTORS	20
ARTICLE IV	NOTICES	22
ARTICLE V	OFFICERS	22
ARTICLE VI	CERTIFICATES OF STOCK	25
ARTICLE VII	GENERAL PROVISIONS	26

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169745278.8

1 169745278.8 BYLAWS OF MDU RESOURCES GROUP, INC. (a Delaware corporation) Amended and Restated as of February 13, 2025 ARTICLE I OFFICES 1.01 Registered Office. The registered office of MDU Resources Group, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware. 1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require. ARTICLE II MEETINGS OF STOCKHOLDERS 2.01 Place of Meetings. All meetings of the stockholders for the election of directors of the Board (the “Directors”) shall be held in the City of Bismarck, State of North Dakota, at such place as may be fixed from time to time by the Board, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board, or, in the sole discretion of the Board, by means of remote communication as authorized by the laws of Delaware, as shall be stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, or, in the sole discretion of the Board, by means of remote communication as authorized by the laws of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. 2.02 Annual Stockholders’ Meetings; Election of Directors. Annual stockholders’ meetings shall be held at such date, time and place, if any, as shall be designated from time to time by the Board and stated in the notice of the meeting, at which they shall elect a Board and transact such other business as may properly be brought before the meeting in accordance with these Bylaws (as defined below).

2 169745278.8 Unless otherwise required by the Certificate of Incorporation (as defined below), the election of directors shall be by written ballot including, if authorized by the Board, by ballot submitted by electronic transmission in compliance with the laws of Delaware. Except as otherwise provided in the amended and restated certificate of incorporation of the Corporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”) or these bylaws, as the same may be amended and/or restated from time to time (as so amended and/or restated, these “Bylaws”), each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of the date next preceding the date the Corporation first gives its notice of meeting for such meeting of stockholders, the number of nominees (including any nominees stockholders have proposed to nominate by giving notice pursuant to Sections 2.08 or 2.10 hereof) exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). If directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors, stockholders shall not be permitted to vote “against” a nominee. 2.03 Notice of Annual Stockholders’ Meeting. Notice, in writing or by a form of electronic transmission in compliance with the laws of Delaware, of the annual stockholders’ meeting, stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual stockholders’ meeting. 2.04 Stockholders List. The Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.

3 169745278.8 2.05 Notice of Special Meeting. Notice of a special meeting, in writing or by a form of electronic transmission as determined solely by the Board in compliance with the laws of Delaware, stating the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the special meeting, to each stockholder entitled to vote at such meeting. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board. Stockholders may not make nominations for directors or bring any business before a special meeting of stockholders. 2.06 Quorum; Adjournment; and Organization. (a) Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as provided herein and except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the meeting may be adjourned from time to time in accordance with paragraph (b) of this Section 2.06 until a quorum shall be so present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. For purposes of the foregoing, where a separate vote by a class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes entitled to vote, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter, except as provided herein and except as otherwise provided by statute or by the Certificate of Incorporation. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. (b) Adjournment. Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chairperson of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock entitled to vote, present in person or represented by proxy, without notice of the adjourned meeting, if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed by the Board for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (c) Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, or in the absence or inability to act of the Chairperson of the Board by the Chief Executive Officer, or in the absence or inability to act of the Chief Executive Officer by a person designated by the Board, or in the absence or inability to act of such designation by a chairperson chosen at

4 169745278.8 the meeting. The Corporate Secretary shall act as secretary of the meeting, but in his or her absence or his or her inability to act the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgment of the chairperson of the meeting, are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board , including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken. Rules, regulations or procedures established by the chairperson of the meeting need not be in writing. 2.07 Voting Rights. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. 2.08 Nominations for Director. Nominations of persons for election to the Board of the Corporation may be made only (a) at any meeting of stockholders, by or at the direction of the Board, (b) at an annual stockholders’ meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.08 is given to the Corporate Secretary and continues to be a stockholder of record at the time of the meeting, who is entitled to vote at the meeting upon the election of directors and who has complied with the procedures established by this Section 2.08 and with the requirements of Rule 14a-19 under the Exchange Act or (c) at an annual stockholders’ meeting, by any stockholder of the Corporation who satisfies the requirements of, and complies with the procedures established by, Section 2.10; clauses (b) and (c) shall be the exclusive means for a stockholder to make nominations at an annual stockholders’ meeting. For a nomination to be properly brought before an annual stockholders’ meeting by a stockholder under this Section 2.08, the stockholder intending to make the nomination (the “Section 2.08 Proponent”) must have given timely and proper notice thereof in writing to the Corporate Secretary, in accordance with, and containing all information required by, this Section 2.08. To be timely, a Section 2.08 Proponent’s notice must be delivered or mailed to the Corporate Secretary and received at the principal executive offices of the Corporation not earlier than the 120th day prior to the first anniversary of the preceding year’s annual stockholders’ meeting and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual stockholders’ meeting; provided, however, in the event the annual stockholders’ meeting is scheduled to be held more than 30 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation

5 169745278.8 no earlier than the 120th day prior to the scheduled date of the annual stockholders’ meeting and not later than the later of close of business on the 90th day before the scheduled date of the annual stockholders’ meeting or the 10th day following the date on which Public Disclosure (as defined below) of the scheduled date of the annual stockholders’ meeting is first made. In no event shall any adjournment or postponement of an annual stockholders’ meeting or announcement thereof commence a new time period or extend any time period for the giving of a Section 2.08 Proponent’s notice as required by this Section 2.08. Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this Section 2.08, a stockholder’s notice required by this Section 2.08 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. The number of nominees a stockholder may nominate for election shall not exceed the number of directors to be elected at the annual meeting. A Section 2.08 Proponent’s notice (including all information required to be included by this Section 2.08, the “Section 2.08 Notice”) to the Corporate Secretary shall set forth: (a) as to each person the Section 2.08 Proponent proposes to nominate for election as a director at the annual stockholders’ meeting, (i) the name, age, business address, residence address and telephone number of such proposed nominee and the name, business address and residence address of any Nominee Associated Persons (as defined below), (ii) the principal occupation or employment of such proposed nominee, (iii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such proposed nominee and by or on behalf of any Nominee Associated Person, as of the date of the Section 2.08 Notice, (iv) a description of such proposed nominee’s qualifications to be a director, (v) a statement as to whether such proposed nominee would be an independent director, and the basis therefor, under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines and (vi) in an attachment, the proposed nominee’s completed and signed Questionnaire (as defined below); (b) as to the Section 2.08 Proponent and any Stockholder Associated Person (as defined below) on whose behalf the nomination is being made, (i) the name and address of the Section 2.08 Proponent, and, if applicable, any holder of record of any of the Section 2.08 Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Section 2.08 Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Section 2.08 Notice, the date such shares were acquired and the investment intent with respect thereto and (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Section 2.08 Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Section 2.08 Notice, including the dates of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Section 2.08 Proponent or

6 169745278.8 any such person); (c) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative instrument, option, warrant, convertible security, stock appreciation right, swap, long or short position, profit interest, hedging transaction, separated or separable dividend rights and borrowed or loaned shares) that has been entered into or is in effect as of the date of the Section 2.08 Notice, by or on behalf of the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee or any Nominee Associated Person, the effect or intent of which is, directly or indirectly, to mitigate loss to, manage risk or benefit of stock price changes for, or maintain, increase or decrease the voting power of, the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee or any Nominee Associated Person with respect to the Corporation’s securities; (d) a description of any other agreement, arrangement or understanding, including but not limited to those providing for any compensation, payment or other benefit, whether direct or indirect, that has been entered into within the twenty-four month period prior to the date of the Section 2.08 Notice or is in effect as of the date of the Section 2.08 Notice, between or among the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee, any Nominee Associated Person or any other person, and that relates to such nomination or such proposed nominee’s service as a director of the Corporation; (e) any compensation, payment or other benefit received, directly or indirectly, by any proposed nominee or any Nominee Associated Person that relates to such nomination or such proposed nominee’s service as a director of the Corporation; (f) a representation that the Section 2.08 Proponent is the holder of record of shares of stock of the Corporation entitled to vote upon the election of directors at the annual stockholders’ meeting and intends to appear in person or by proxy through a Qualified Representative (as defined below) at the meeting to nominate any such proposed nominee; (g) a representation as to whether or not the Section 2.08 Proponent or any Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such nomination; and (h) all other information required by Rule 14a-19 under the Exchange Act. A Section 2.08 Proponent shall update and supplement such Section 2.08 Notice (i) so that all information provided or required to be provided therein shall be true and correct as of the record date for the annual stockholders’ meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and (ii) to provide evidence that the Section 2.08 Proponent has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and any such update and supplement shall be delivered or mailed to the Corporate Secretary and received at the principal executive offices of the Corporation not later than five business days after the later of the record date or the date of Public Disclosure of the record date for such meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof). The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by

7 169745278.8 changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders. A proposed nominee’s questionnaire (including all information required to be included by this Section 2.08, the “Questionnaire”), in the form provided by the Corporate Secretary upon written request by the Section 2.08 Proponent, shall be completed (and updated and supplemented as necessary to comply with the preceding paragraph) and signed by the proposed nominee and shall set forth (a) information of the type required by the Corporation’s Questionnaires for Directors and Officers of the Corporation in connection with the annual stockholders’ meeting and various reports to the U.S. Securities and Exchange Commission (the “SEC”) and (b) a written representation and agreement that such proposed nominee (i) would qualify, if elected, for service as a director, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter, in writing to the Corporation or (B) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (iii) is not and will not become a party to or beneficiary of any agreement, arrangement or understanding, whether direct or indirect, with any person or entity other than the Corporation providing for, directly or indirectly, any compensation, payment or other benefit from any person or entity other than the Corporation, in each case that relates to such nomination or the proposed nominee’s service as a director of the Corporation, that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter in writing to the Corporation, (iv) has not received and will not receive, directly or indirectly, any compensation, payment or other benefit from any person or entity other than the Corporation, in each case that relates to such nomination or the proposed nominee’s service as a director of the Corporation, that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter in writing to the Corporation, (v) would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable laws and regulatory requirements and the Corporation’s Corporate Governance Guidelines, the Leading With Integrity Guide and the Director Compensation Policy and all other publicly-disclosed policies and guidelines to which the Corporation’s directors may be subject in connection with service as a director of the Corporation and (vi) intends to serve as a Director for the full term for which such person is standing for election. No person proposed to be nominated by a stockholder shall be eligible for election as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 2.08 or in Section 2.10, as applicable. If the Section 2.08 Proponent intending to nominate a person for election as a director of the Corporation at an annual stockholders’ meeting pursuant to this Section 2.08 does not give timely and proper notice thereof in writing to the Corporate Secretary, in accordance with, and containing all information (including any update and

8 169745278.8 supplement) required by, this Section 2.08, or if the Section 2.08 Proponent does not appear in person or by proxy through a Qualified Representative at the meeting to nominate such person for election as a director of the Corporation, then, in any such case, such proposed nomination shall not be made, notwithstanding the fact that proxies in respect of such nomination may have been solicited or obtained. To be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the annual stockholders’ meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual stockholders’ meeting. The chairperson of the meeting shall, if the facts warrant, determine that the nomination was not properly made in accordance with the provisions of this Section 2.08 or that the solicitation in support of nominees other than the Corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act, and, if the chairperson should so determine, he or she shall declare to the meeting that such nomination was not properly made and shall be disregarded. The Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee, any Nominee Associated Person or any other person providing a Section 2.08 Notice in connection with the solicitation of proxies, must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Corporation or the Board. The requirements of this Section 2.08 shall apply to the nomination by a stockholder of a person for election as a director without regard to whether such nomination is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board, and stockholders who wish to nominate a person for election at the annual stockholders’ meeting or to solicit proxies in connection with such nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of these Bylaws: “Nominee Associated Person” of any proposed nominee for election as a director means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the proposed nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such proposed nominee and (iii) any person controlling, controlled by or under common control with such Nominee Associated Person. “Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act. “Stockholder Associated Person” of any stockholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the

9 169745278.8 Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. 2.09 Business at Meetings of Stockholders. At any meeting of stockholders, only such business shall be transacted as shall have been properly brought before the meeting. Business (other than nominations of persons for election to the Board, which is governed by Sections 2.08 and 2.10 of these Bylaws) may be properly brought before a meeting of stockholders only (a) at any meeting of stockholders by or at the direction of the Board or (b) at an annual stockholders’ meeting, by a stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.09 is given to the Corporate Secretary and continues to be a stockholder of record at the time of the meeting, who is entitled to vote at the meeting upon the election of directors and upon the proposal and who has complied with the procedures established by this Section 2.09; clause (b) shall be the exclusive means for a stockholder to bring business before an annual stockholders’ meeting, other than the nomination of a person for election as a director, which is governed by Sections 2.08 and 2.10 of these Bylaws. For business to be properly brought before an annual stockholders’ meeting by a stockholder, the stockholder intending to bring the business before the meeting (the “Section 2.09 Proponent”) must have given timely and proper notice thereof in writing to the Corporate Secretary , in accordance with, and containing all information required by, this Section 2.09, and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware (the “DGCL”). To be timely, a Section 2.09 Proponent’s notice must be delivered or mailed to the Corporate Secretary and received at the principal executive offices of the Corporation not earlier than the 120th day prior to the first anniversary of the preceding year’s annual stockholders’ meeting and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual stockholders’ meeting; provided, however, in the event the annual stockholders’ meeting is scheduled to be held more than 30 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation no earlier than the 120th day prior to the scheduled date of the annual stockholders’ meeting and not later than the later of close of business on the 90th day before the scheduled date of the annual stockholders’ meeting or the 10th day following the date on which Public Disclosure (as defined in Section 2.08) of the scheduled date of the annual stockholders’ meeting is first made. In no event shall any adjournment or postponement of an annual stockholders’ meeting or announcement thereof commence a new time period or extend any time period for the giving of a Section 2.09 Proponent’s notice as required by this Section 2.09. A Section 2.09 Proponent’s notice (including all information required to be included by this Section 2.09, the “Section 2.09 Notice”) to the Corporate Secretary shall set forth: (a) as to each matter the Section 2.09 Proponent proposes to bring before the annual stockholders’ meeting, a description of the business desired to be brought before the annual stockholders’ meeting, the reasons for transacting such business at the meeting and the text of any resolutions to be proposed, and whether the Section 2.09 Proponent has communicated with any other stockholder or beneficial owner of shares of stock of the Corporation regarding such business and (b) as to the Section 2.09 Proponent and any Stockholder Associated Person (as defined in Section 2.08) on whose behalf the proposal is being made, (i) the name and address of the Section 2.09 Proponent, and, if applicable, any holder of record of any of the Section 2.09 Proponent’s shares of stock, as

10 169745278.8 they appear on the Corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Section 2.09 Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Section 2.09 Notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Section 2.09 Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Section 2.09 Notice, including the dates of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Section 2.09 Proponent or any such person), (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative instrument, option, warrant, convertible security, stock appreciation right, swap, long or short position, profit interest, hedging transaction, separated or separable dividend rights and borrowed or loaned shares) that has been entered into or is in effect as of the date of the Section 2.09 Notice, by or on behalf of the Section 2.09 Proponent or any Stockholder Associated Person, the effect or intent of which is, directly or indirectly, to mitigate loss to, manage risk or benefit of stock price changes for, or maintain, increase or decrease the voting power of, the Section 2.09 Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, (v) any material interest of the Section 2.09 Proponent or any Stockholder Associated Person in such business, (vi) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Section 2.09 Notice, between or among the Section 2.09 Proponent, any Stockholder Associated Person or any other person, and that relates to such business, (vii) a representation that the Section 2.09 Proponent is the holder of record of shares of stock of the Corporation entitled to vote upon the election of directors and upon the proposal at the annual stockholders’ meeting and intends to appear in person or by proxy through a Qualified Representative (as defined in Section 2.08) at the meeting to propose such business and (viii) a representation as to whether or not the Section 2.09 Proponent or any Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such proposal. A Section 2.09 Proponent shall update and supplement such Section 2.09 Notice so that all information provided or required to be provided therein shall be true and correct as of the record date for the annual stockholders’ meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered or mailed to the Corporate Secretary and received at the principal executive offices of the Corporation not later than five business days after the later of the record date or the date of Public Disclosure of the record date for such meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof). No business proposed by a stockholder shall be transacted at an annual stockholders’ meeting except in accordance with the procedures set forth in this Section 2.09. If the Section 2.09 Proponent intending to propose business at an annual stockholders’ meeting pursuant to this Section 2.09 does not give timely and proper notice thereof in writing to the Corporate Secretary,

11 169745278.8 in accordance with, and containing all information (including any update and supplement) required by, this Section 2.09, or if the Section 2.09 Proponent does not appear in person or by proxy through a Qualified Representative at the meeting to present the proposed business, then, in any such case, such proposed business shall not be transacted, notwithstanding the fact that proxies in respect of such business may have been solicited or obtained. The chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.09, and, if the chairperson should so determine, he or she shall declare to the meeting that such business was not properly brought before the meeting and shall not be transacted. The requirements of this Section 2.09 shall apply to any business to be brought before an annual stockholders’ meeting by a stockholder (other than the nomination by a stockholder of a person for election as a director, which is governed by Sections 2.08 and 2.10 of these Bylaws) without regard to whether such business also is intended to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or whether such business is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board, and stockholders who wish for such business to be included in the Corporation’s proxy statement or to solicit proxies in connection with such business must also comply with all applicable requirements of the Exchange Act. 2.10 Proxy Access. (a) Subject to the provisions of this Section 2.10, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual stockholders’ meeting: (i) the names of any person or persons nominated for election to the Board (each, an “Access Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of no more than 20 Eligible Stockholders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 2.10 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about each Access Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Access Nominee’s election to the Board (subject, without limitation, to Section 2.10(e)(ii)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (or any successor rule) (the “Supporting Statement”); and (iv) any other information that the Board determines, in their discretion, to include in the proxy statement relating to the nomination of each Access Nominee, including, without limitation, any statement in opposition to the nomination, any information provided pursuant to this Section 2.10 and any solicitation materials or related information with respect to an Access Nominee.

12 169745278.8 For purposes of this Section 2.10, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Access Nominee and any other person (without any further recourse). The presiding officer of any annual stockholders’ meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether an Access Nominee has been nominated in accordance with the requirements of this Section 2.10 and, if not so nominated, shall direct and declare at the meeting that such Access Nominee shall not be considered. (b) (i) The Corporation shall not be required to include in the proxy statement for an annual stockholders’ meeting more Access Nominees than that number of directors constituting the greater of (A) two and (B) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.10 (rounded down to the nearest whole number) (the “Maximum Number”). (ii) The Maximum Number for a particular annual stockholders’ meeting shall be reduced by (A) Access Nominees whom the Board itself decides to nominate for election at such annual stockholders’ meeting; (B) Access Nominees who cease to satisfy, or Access Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 2.10, as determined by the Board; (C) Access Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling or unable to serve on the Board; and (D) the number of incumbent directors who had been Access Nominees with respect to any of the preceding two annual stockholders’ meetings and whose reelection at the upcoming annual stockholders’ meeting is being recommended by the Board. (iii) In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Section 2.10(d) but before the date of the annual stockholders’ meeting, and the Board resolves to reduce the size of the board, the Maximum Number shall be calculated based on the number of directors in office as so reduced. (iv) If the number of Access Nominees pursuant to this Section 2.10 for any annual stockholders’ meeting exceeds the Maximum Number because there is more than one Nominating Stockholder, then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice (as amended, as applicable), with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.10(d), a Nominating Stockholder or an Access Nominee ceases to satisfy the eligibility requirements in this Section 2.10, as determined by the Board, a Nominating Stockholder withdraws its nomination or an Access Nominee becomes unwilling or unable to serve on the Board, whether before or after the mailing or other distribution of the any proxy statement, then the nomination shall be disregarded, and the Corporation (A) shall

13 169745278.8 not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that an Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual stockholders’ meeting. (c) (i) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.10(c) continuously for the three-year period specified in subsection (ii) below or (B) provides to the Corporate Secretary, within the time period referred to in Section 2.10(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). (ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.10 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of the Corporation’s shares of common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual stockholders’ meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Stockholder if such Eligible Stockholder provides together with the Nomination Notice documentation reasonably satisfactory to the Board that demonstrates that the funds meet the criteria set forth in (A), (B) or (C) of this Section 2.10(c)(ii). In the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 2.10, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any member of a group of Eligible Stockholders cease to satisfy the eligibility requirements in this Section 2.10, as determined by the Board, or withdraw from a group of Eligible Stockholders at any time prior to the annual stockholders’ meeting, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group. (iii) The “Minimum Number” of the Corporation’s shares of common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. (iv) For purposes of this Section 2.10, an Eligible Stockholder “owns” (as defined below) only those outstanding shares of the Corporation as to which the Eligible Stockholder possesses both:

14 169745278.8 (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Stockholder, (3) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on five business days’ notice and continues to own such shares through the date of the annual stockholders’ meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. (v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, it shall be deemed to be a member only of the group that has the largest ownership position as reflected in the Nomination Notice. (d) To nominate an Access Nominee, the Nominating Stockholder must deliver to the Corporate Secretary at the principal executive offices of the Corporation not less than 120 or more than 150 days before the first anniversary of the date that the Corporation first sent its proxy statement for the prior year’s annual stockholders’ meeting, all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if the date of the annual stockholders’ meeting is advanced more than 30 days before or delayed by more than 30 days after such anniversary date, the Nomination Notice shall be given in the manner provided

15 169745278.8 herein not earlier than (x) the 150th day before the scheduled date of the annual stockholders’ meeting and not later than (y) the later of the close of business on the 120th day before the scheduled date of the annual stockholders’ meeting or the 10th day following the date on which Public Disclosure of the scheduled date of the annual stockholders’ meeting is first made: (i) A Schedule 14N (or any successor form) relating to each Access Nominee, completed and filed with the SEC by the Nominating Stockholder, in accordance with SEC rules; (ii) A written notice, in a form deemed satisfactory by the Board, of the nomination of each Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the information required with respect to the nomination of directors by a stockholder pursuant to Section 2.08; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, any securities of the Corporation for the purpose or with the effect of influencing control or changing control of the Corporation; (D) a representation and warranty that each Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (E) a representation and warranty that such Access Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Access Nominee not to qualify as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded or as a non-employee director under Rule 16b-3 (or any successor rule) under the Exchange Act; (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Access Nominee; and (3) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in a criminal proceeding within the past 10 years;

16 169745278.8 (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.10(c) and has provided evidence of ownership to the extent required by Section 2.10(c)(i); (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.10(c) through the date of the annual stockholders’ meeting; (H) a representation and warranty that the Nominating Stockholder will not engage in or aid or abet a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual stockholders’ meeting, other than with respect to an Access Nominee or any nominee of the Board; (I) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of an Access Nominee at the annual stockholders’ meeting; (J) if desired, a Supporting Statement; and (K) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) An executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file with the SEC any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Access Nominee, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability (which shall be joint and several with respect to other group members if any) stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Access Nominees (or those in active concert or participation with either) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

17 169745278.8 (D) to indemnify and hold harmless (which obligation shall be joint and several with respect to other group members if any) the Corporation and each of its current and former directors, officers, employees, agents and affiliates individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its current and former directors, officers, employees, agents and affiliates arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Access Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.10; and (E) if any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.10(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporate Secretary and any other recipient of such communication of (1) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (2) such failure; and (iv) An executed agreement, in a form deemed satisfactory by the Board, by each Access Nominee: (A) to provide to the Corporation the information required with respect to the nomination of directors pursuant to Section 2.08 (which shall be provided within the period set forth in this Section 2.10(d) notwithstanding anything to the contrary set forth in Section 2.08); (B) to provide to the Corporation such other information and certifications as the Corporation may reasonably request; and (C) at the reasonable request of the Nominating and Governance Committee (or any successor committee or other committee with similar responsibilities), to meet with such committee to discuss matters relating to the nomination of such Access Nominee to the Board, including the information provided by such Access Nominee to the Corporation in connection with his or her nomination and such Access Nominee’s eligibility to serve as a member of the Board. The information and documents required by this Section 2.10(d) to be provided by the Nominating Stockholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N

18 169745278.8 (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.10(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Corporate Secretary. (e) (i) Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy statement any Access Nominee and any information concerning such Access Nominee (including a Nominating Stockholder’s Supporting Statement) if: (A) the Corporation receives a notice pursuant to Section 2.08 that a stockholder intends to nominate a candidate for director at the annual stockholders’ meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (B) the Nominating Stockholder or the designated lead group member, as applicable, or any Qualified Representative thereof, does not appear at the annual stockholders’ meeting to present the nomination submitted pursuant to this Section 2.10, the Nominating Stockholder withdraws its nomination or the presiding officer of the annual stockholders’ meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.10 and shall therefore be disregarded; (C) the Board determines that such Access Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation of this Corporation, these Bylaws (including, without limitation, the required qualifications to serve as a Director of the Corporation) or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation’s shares of common stock are traded; (D) such Access Nominee was nominated for election to the Board pursuant to this Section 2.10 at one of the Corporation’s two preceding annual stockholders’ meetings and either withdrew, became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Access Nominee; or (E) the Corporation is notified, or the Board determines, that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.10(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Access Nominee becomes unwilling or unable to serve on the Board, or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Access Nominee under this Section 2.10.

19 169745278.8 (ii) Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of an Access Nominee included in the Nomination Notice, if the Board determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, regulation, or listing standard. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Access Nominee. (f) Notwithstanding anything to the contrary set forth in Section 2.08, subject to the terms, conditions and limitations set forth in this Section 2.10, (i) this Section shall be an alternative means for a stockholder to nominate a person for election to the Board, and (ii) a person properly and validly nominated in accordance with this Section 2.10 shall be eligible for election to the Board. 2.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

20 169745278.8 ARTICLE III DIRECTORS 3.01 Authority of Directors. The business of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. 3.02 Annual Stockholders’ Meetings. The first meeting of each newly elected Board shall be held at such time and place as shall be specified in a notice given as herein provided for regular meetings of the Board, or as shall be specified in a duly executed waiver of notice thereof. 3.03 Regular Meetings. Regular meetings of the Board or any committee thereof may be held in such place or places within or without the State of North Dakota as the Board may, from time to time, determine. Regular meetings of the Board shall be held in accordance with the schedule adopted each year by the Board, or on such other day or at such other time or place as the Board may, from time to time, determine. No notice shall be required for any such regular meeting of the Board; provided, however, that the Corporate Secretary shall forthwith give notice of any change in the place, day or time for holding regular meetings of the Board by giving a notice thereof to each director. 3.04 Special Meetings. Special meetings of the Board may be held at such times and at such places ,if any, as may be determined and called by the Chairperson of the Board, Vice Chairperson of the Board, Chief Executive Officer or President. 3.05 Quorum. At all meetings of the Board, a majority of the total number of Directors on the Board shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any such meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. 3.06 Participation of Directors by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board, or of any committee designated by the Board, may participate in any meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation in any meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting. 3.07 Written Action of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the

21 169745278.8 writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. 3.08 Committees. The Board may by resolution passed by a majority of the whole Board designate one or more committees, each committee to consist of two or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. At all meetings of any such committee, a majority of the total number of committee members shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any such meeting at which there is a quorum shall be the act of any such committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or by these Bylaws. Any such committee shall have, and may exercise, the power and authority specifically granted by the Board to the committee, but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend these Bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. 3.09 Reports of Committees. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. 3.10 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings. 3.11 Chairperson of the Board. The Chairperson of the Board shall be chosen by the Board at its first meeting after the annual stockholders’ meeting . No director shall serve as Chairperson of the Board who has not been determined to be independent by the Board in accordance with the director independence standards contained in the Corporate Governance Guidelines, as these provisions currently exist or may be amended. If the Board determines that a Chairperson who was independent at the time of election is no longer independent, the Board shall select a new Chairperson who satisfies these requirements within 60 days of such determination. The Chairperson shall preside at all meetings of the Board and stockholders, and in the Chairperson’s absence or inability to act as Vice Chairperson of the Board, and shall, subject to the direction and control of the Board, be its representative and medium of communication, and shall perform such duties as may from time to time be assigned to the Chairperson of the Board. The Vice Chairperson of the Board shall perform all duties and hold all positions prescribed by these Bylaws and shall

22 169745278.8 have such other powers and shall perform such other duties as may be assigned to them by the Board. In case of the absence or inability to act of the Chairperson of the Board and the Vice Chairperson of the Board, the duties of the office of Chairperson of the Board shall be performed by the President unless and until the Board shall direct otherwise. ARTICLE IV NOTICES 4.01 Notices. Regular meetings of the Board shall be held in accordance with the schedule adopted each year by the Board, or on such other day or at such other time or place as the Board may, from time to time, determine. No notice shall be required for any such regular meeting of the Board; provided, however, that the Corporate Secretary shall forthwith give notice of any change in the place, day or time for holding regular meetings of the Board by mailing an electronic notice thereof to each director. A notice, or waiver of notice, need not specify the purpose (other than to amend these Bylaws) of any regular or special meeting of the Board. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telephone or another form of electronic transmission in compliance with the laws of Delaware. Notice to the stockholders may also be given by a form of electronic transmission consented to by the stockholder to whom the notice is given, as provided by the laws of Delaware. 4.02 Waiver. Whenever notice is required to be given under any provision of the statutes or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice. ARTICLE V OFFICERS 5.01 Election and Qualifications. The officers shall be chosen by the Board at its first meeting after each annual stockholders’ meeting and shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Legal Officer, a Corporate Secretary, and a Treasurer. The Board may also choose a Vice Chairperson, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

23 169745278.8 5.02 Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. 5.03 Salaries. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. 5.04 Term. The officers shall hold office until their successors are chosen and qualify or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the Board. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office shall be filled by the Board. 5.05 Chief Executive Officer. The Chief Executive Officer shall, subject to the authority of the Board, determine the general policies of the Corporation. The Chief Executive Officer shall from time to time report to the Board all matters within his or her knowledge which the interests of the Corporation may require be brought to the Board’s notice. 5.06 President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the President, or in the event of his or her inability or refusal to act, a person designated by the Board shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. 5.07 Corporate Secretary and Assistant Secretaries. The Corporate Secretary shall record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it. The Board may give general authority to any other officer to affix the seal of the Corporation. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Corporate Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Corporate Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe. 5.08 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board or the Chief Executive Officer.

24 169745278.8 5.09 Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He or she shall disburse funds as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe. 5.10 Chief Legal Officer. The Chief Legal Officer shall be the legal advisor to the Corporation, the Chairperson of the Board, the Chief Executive Officer, the Board and committees of the Board and provide legal counsel to all business segments. The Chief Legal Officer shall be responsible for the management of all legal matters involving the Corporation. The Chief Legal Officer shall be responsible for the review of the adequacy of the corporate governance procedures and for reporting to senior management, the Board and committees of the Board on recommended changes, except in those instances in which such duties have been delegated by the Board to another officer or agent of the Corporation. The Chief Legal Officer shall have responsibility for monitoring and assessing developments in corporate governance including, but not limited to, stock exchange listing standards, legislative enactments, administrative agency regulations and judicial decisions. The Chief Legal Officer shall report to senior management, the Board and committees of the Board regarding matters of significant importance and make recommendations regarding corporate governance guidelines, policies and procedures. 5.11 Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

25 169745278.8 5.12 Authority and Duties. In addition to the foregoing authority and duties, all officers shall respectively have such authority and perform such duties in the management of the business as may be designated from time to time by the Board. 5.13 Execution of Instruments. All deeds, bonds, mortgages, notes, contracts and other instruments shall be executed on behalf of the Corporation by the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, Treasurer, Assistant Treasurer, Corporate Secretary, or Assistant Secretary, or such other officer or agent of the Corporation as shall be duly authorized in writing, or by electronic transmission, by the Chief Executive Officer or the President, with such limitations or restrictions on such authority as such authorizing person deems appropriate. Any officer or agent executing any such documents on behalf of the Corporation may do so (except as otherwise required by applicable law) either under or without the seal of the Corporation and either individually or with an attestation, according to the requirements of the form of the instrument. If an attestation is required, the document shall be attested by the Corporate Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer or any other officer or agent authorized by the Board. When authorized by the Board, the signature of any officer or agent of the Corporation may be a facsimile. 5.14 Execution of Proxies. All capital stocks in other corporations owned by the Corporation shall be voted at the meetings, regular and/or special, of stockholders of said other corporations by the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, Treasurer, Assistant Treasurer, Corporate Secretary, or Assistant Secretary, or such other officer or agent of the Corporation as shall be duly authorized in writing, or by electronic transmission, by the Chief Executive Officer or the President, with such limitations or restrictions on such authority as such authorizing person deems appropriate, and the Chief Financial Officer and Chief Legal Officer are hereby authorized to execute in the name and under the seal of the Corporation proxies in such form as may be required by the corporations whose stock may be owned by the Corporation, naming as the attorney authorized to act in said proxy such individual or individuals as said Chief Financial Officer and Chief Legal Officer shall deem advisable, and the attorney or attorneys so named in said proxy shall, until the revocation or expiration thereof, vote said stock at such stockholder meetings only in the event that none of the officers authorized to execute said proxy shall be present thereat. ARTICLE VI CERTIFICATES OF STOCK 6.01 Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. All stock certificates shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairperson of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, Treasurer, Assistant Treasurer, Corporate Secretary, or Assistant Secretary. 6.02 Signatures. Any of or all the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed

26 169745278.8 upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. 6.03 Special Designation on Certificates. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the DGCL in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. 6.04 Lost Certificates. The Board may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. 6.05 Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate. 6.06 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. ARTICLE VII GENERAL PROVISIONS 7.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

27 169745278.8 Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. 7.02 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate or as designated by an officer of the company if so authorized by the Board. 7.03 Fiscal Year. The Corporation’s fiscal year shall be the calendar year. 7.04 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or imprinted, or otherwise. 7.05 Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right, during the usual hours of business, to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business in Bismarck, North Dakota. 7.06 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board, when such power is conferred upon the Board by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. 7.07 Indemnification of Officers, Directors, Employees and Agents. (a) Indemnification Granted. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or former director or officer or former officer of the Corporation (a “Director or Officer”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss

28 169745278.8 (including attorneys’ fees, judgments, fines, penalties, excise taxes and penalties assessed with respect to employee benefit plans, and amounts paid in settlement) actually and reasonably incurred by such Director or Officer. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify and hold harmless a Director or Officer in connection with a Proceeding (or part thereof) initiated by such Director or Officer only if the Proceeding (or part thereof) was authorized by the Board. (b) Consent to Settlement or Nonadjudicated Disposition. No indemnification pursuant to this Section 7.07 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition. (c) Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Director or Officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Director or Officer is not entitled to be indemnified. (d) Claims. If a claim for indemnification (following a final full or partial disposition of a Proceeding with respect to which indemnification is sought) or advancement of expenses (including attorneys’ fees) under this Section 7.07 is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the Director or Officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Director or Officer was not entitled to the requested indemnification or advancement of expenses under this Section 7.07 or applicable law. (e) Other Indemnification and Advancement of Expenses. The Corporation may provide indemnification and advancement of expenses (including attorneys’ fees) to employees and agents to the extent permitted by applicable law. (f) Non-exclusivity of Rights. The rights conferred on any Director or Officer by this Section 7.07 shall not be exclusive of other rights to which such Director or Officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Section 7.07 shall limit the power of the Corporation or the Board to grant indemnification and advancement of expenses, including attorneys’ fees, to directors, officers, employees and agents otherwise than pursuant to this Section 7.07. (g) Other Source Indemnification. The Corporation’s obligation to indemnify any Director or Officer who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Director or Officer may collect as

29 169745278.8 indemnification from such other corporation, partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise. (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL. (i) Repeal or Modification; Legal Representatives. Any repeal or modification of the foregoing provisions of this Section 7.07 shall not adversely affect any right or protection hereunder of any Director or Officer in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided to any Director or Officer by this Section 7.07 shall inure to the benefit of such Director’s or Officer’s legal representative. 7.08 Severability. If any provision of these Bylaws (or any portion, including words or phrases, thereof) or the application of any provision (or any portion, including words or phrases, thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect under applicable law by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, which unaffected provisions (or portions thereof) shall remain valid, legal and enforceable to the fullest extent permitted by law. 7.09 Forum Selection and Personal Jurisdiction. (a) Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware. (b) Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 7.09(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) by or in the name of any stockholder (including in the right of the Corporation), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 7.09(a), and (ii) having service of process made upon such

30 169745278.8 stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.